Exhibit 10.2
ADMINISTRATION AGREEMENT
This ADMINISTRATION AGREEMENT (“Agreement”) is made as of December 14, 2022 by and among New Mountain Guardian IV Unlevered BDC, L.L.C., a Delaware limited liability company (the “Fund”) and New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”).  The Fund and the Administrator are sometimes referred to herein separately as a “party” and collectively as the “parties”.
RECITALS
WHEREAS, the Fund is a closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and
WHEREAS, the Administrator is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:
1.    Duties of the Administrator
(a)    Employment of Administrator. The Fund hereby employs the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the board of directors of the Fund (the “Board of Directors”), with respect to services provided to the Fund (the “Services”) for the period and on the terms and conditions set forth in this Agreement.  The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such Services to the Fund and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below.  The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund; provided, however, that the Administrator may enter into agreements as an agent of the Fund in furtherance of its responsibilities under this Agreement.
(b)    Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Fund.  Without limiting the generality of the foregoing, the Administrator shall provide the Fund with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities. The Administrator shall also, on behalf of the Fund and subject to oversight by the Board of Directors of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and other such persons in any such other capacity deemed necessary or desirable.  The Administrator shall also provide legal and tax services, administrative and accounting services (including the provision of valuation, shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury, leveraged purchasing, IT system support, system implementation, anti-money laundering and know-your-customer services and monitoring and compliance, all other compliance services provided by the Administrator’s compliance personnel with respect to the Fund, its portfolio companies and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to the Fund’s activities and the making, holding or disposing of portfolio investments by the Fund), local and state filing services, asset management and operations, hedging, fund finance, fund borrowing and currency management and compliance, environmental, social and governance services and services related to transfers of units, and to respond to Investor Requests (as defined in the limited liability company agreement of the Fund, as amended and/or restated from time to time (the “LLC Agreement”)), for the Fund or its portfolio companies (that could otherwise be performed by third parties). The Administrator shall make reports to the Board of Directors of the Fund of its performance of its obligations to the Fund hereunder, and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund, as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund.  The Administrator shall be responsible for the financial and other records that the Fund is required to maintain and shall prepare, print and disseminate reports to Unitholders and reports and other materials filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority, which includes, but is not limited to, providing the services of the Fund’s chief financial officer, chief compliance officer, and their respective staffs.  The Administrator will provide on the Fund’s behalf significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance.  In addition, the Administrator will assist the Fund in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.
(c)    Retention of Third Party Service Providers. The Administrator is hereby authorized to enter into one or more agreements with third party service providers as an agent of the Fund (including any sub-administrator) (each, a “Service Provider”) pursuant to which the Administrator may obtain the services of the Service Provider(s) to assist the Administrator in fulfilling its responsibilities to the Fund hereunder. The Fund shall be responsible for any expenses of a Service Provider engaged by the Administrator and, in the case the Administrator elects to advance any such expenses (for the avoidance of doubt, the Administrator shall not be obligated to advance any expenses), the Fund shall be responsible for reimbursing the Administrator for any expenses incurred by the Administrator on behalf of the Fund with respect to any Service Provider. Any sub-administration agreement entered into by the Administrator shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.
2.    Records
The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator for the Fund hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act.  In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request.  The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above.  Records shall be surrendered in usable electronic form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.
3.    Confidentiality
The parties hereto agree that each shall treat confidentially all information provided by a party to any other party regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement or any other agreement between the Fund, the Administrator or any of their respective affiliates, shall not be disclosed to any third party, without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
4.    Compensation; Allocation of Costs and Expenses
In full consideration of the provision of the Services of the Administrator, the Fund shall reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to the Fund under this Agreement, including the compensation of the Fund’s chief financial officer and chief compliance officer, and their respective staffs, the costs of employee compensation and related taxes, health insurance and other benefits, and such employees’ allocable portion of overhead.  In addition, the Fund shall reimburse any affiliate of the Administrator for any costs and expenses incurred by such affiliate on behalf of the Administrator in connection with the Administrator’s provision of Services to the Fund under this Agreement.  The Fund will bear all costs and expenses that are solely related to its operation, administration and transactions and not specifically assumed by the Fund’s investment adviser (the “Adviser”), as described further in the LLC Agreement.
5.    Limitation of Liability of the Administrator; Indemnification
The Administrator, its affiliates and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including without limitation any person affiliated with New Mountain Capital, L.L.C. to the extent they are providing services for or otherwise acting on behalf of the Administrator, the Adviser or the Fund, shall not be liable to the Fund for any error of judgment or mistake of law or for any action taken or omitted to be taken by the Administrator or for any loss suffered by the Fund in connection with the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund, and the Fund shall indemnify, defend and protect the Administrator, its affiliates and their respective officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation any person affiliated with New Mountain Capital, L.L.C., the Adviser, each of whom shall be deemed a third party beneficiary hereof (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its Unitholders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, (a) any liability or losses arising solely from a claim between or among Indemnified Parties or (b) any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of (i) breach of the LLC Agreement of the Fund or this Agreement, (ii) willful misfeasance, bad faith, fraud or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder), or (iii) violation of any law, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Fund (collectively, “Disabling Conduct”). The Administrator shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided that such broker or other agent shall have been selected, engaged or retained and monitored by the Administrator in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Administrator had reasonable cause to believe its conduct was unlawful.

6.    Activities of the Administrator
The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate of the Administrator and any other person providing services to the Fund as arranged by the Administrator, is free to render services to others.  It is understood that directors, officers, employees and Unitholders of the Fund, are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Fund, as Unitholders or otherwise.
7.    Duration and Termination of this Agreement
(a)    This Agreement shall become effective as of the date hereof.  This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Fund’s Board of Directors, or by the vote of a majority of the outstanding voting limited liability company units (“Units”) of the Fund and (B) the vote of a majority of the Fund’s Board of Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(b)    This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting Units of the Fund or by the vote of the Fund’s Board of Directors, or (ii) by the Administrator.
(c)    This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
8.    Amendments of this Agreement
This Agreement may not be amended or modified except by a written instrument signed by each party hereto.
9.    Governing Law
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the Investment Company Act.  To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
10.    No Waiver
The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

11.    Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
12.    Notices
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other parties at their principal office.
13.    Counterparts
This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.
14.    Entire Agreement
This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements with respect to such subject matter.
Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NEW MOUNTAIN GUARDIAN IV UNLEVERED BDC, L.L.C.

By:	/s/ Adam Weinstein
	Name:	Adam Weinstein
	Title:	Director and Executive Vice President

NEW MOUNTAIN FINANCE ADMINISTRATION, L.L.C.

By:	/s/ Adam Weinstein
Name: Adam Weinstein
Title: Authorized Person